SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities
Act of 1934

Date of Report (date of earliest event reported) December 16, 1997

Mallon Resources Corporation
(exact name of registrant as specified in its charter)

     Colorado                 0-17267            84-1095959
(State or other            (Commission       (I.R.S. Employer
jurisdiction                File Number)     Identification No.)
of incorporation)

999 18th Street, Suite 1700, Denver, Colorado          80202
(address of principal executive offices)             (zip code)

Registrant's telephone number, including area code: (303) 293-2333 not applicable
(former name or former address, if changed since last report)


Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated December 16, 1997, the text of which follows:

     Mallon Resources Corporation (Nasdaq: "MLRC") today announced that the Registration Statement covering the offering of 2,300,000 shares of the Company's Common Stock has been declared effective by the Securities and Exchange Commission, and that the offering of such shares to the public has commenced at a price of $9.25 per share. ABN AMRO Chicago Corporation and Gaines, Berland Inc. acted as managing underwriters.

     The net proceeds from the offering will be used primarily to finance the Company's oil and gas drilling activities.

     Mallon Resources Corporation is a Denver, Colorado, based oil and gas exploration and production company operating primarily in the Delaware and San Juan Basins of New Mexico. Mallon's Common Stock is quoted on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol "MLRC."

     A prospectus may be obtained from ABN AMRO Chicago
Corporation, 208 S. LaSalle St., Chicago, Illinois, 60604, or from Gaines, Berland Inc., 712 Fifth Avenue, 21st Floor, New
York, New York, 10019.

                                  Signatures

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Mallon Resources Corporation


December 19, 1997                 __/s/ Roy K. Ross____________________
                                  Roy K. Ross, Executive Vice President